Exhibit 99.1
Contacts:

Media	Investors
Brad Bishop	Marc Ostermann	Sam Leno
574-372-4291	574-371-8515	574-372-4790
bradley.bishop@zimmer.com	marc.ostermann@zimmer.com	sam.leno@zimmer.com
Zimmer Reports First Quarter 2006 Financial Results
Highlights
•	Net Sales of $860 million represent an increase of 4% reported (7% constant currency)

•	Americas Reconstructive sales increased 9% reported (8% constant currency)

•	Global and Americas price remains positive at 1% and 2%, respectively

•	Zimmer Dental sales increased 21% reported (23% constant currency)

•	Continued margin strength—78% gross, 34% operating and 24% net reported and adjusted

•	Record operating profit margins for Americas, Europe and Asia-Pacific geographic segments of 53%, 44% and 48%, respectively

•	Diluted EPS were $0.82 reported and adjusted, and $0.87 excluding the effect of share-based payment, an increase of 16%

•	Operating cash flow of $203 million, a 33% increase over prior year
(WARSAW, IN) April 26, 2006 — Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the quarter ended March 31, 2006. For the quarter, the Company announced net sales of $860 million, an increase of 4% reported and 7% constant currency. Diluted earnings per share for the quarter were $0.82 reported and $0.82 adjusted, exceeding First Call earnings estimates of $0.81 adjusted.
Reported and adjusted earnings per share for the first quarter of 2006 include a $0.05 per diluted share impact related to SFAS 123(R), Share-Based Payment. Effective January 1, 2006, the

Company adopted this new accounting standard using the modified-prospective method. In accordance with this adoption method, the Company is not adjusting its historical financial statements to reflect the impact of share-based payment. Excluding the impact of SFAS 123(R), adjusted earnings per share for the first quarter were $0.87, representing a 16% increase over adjusted earnings per share for the first quarter of 2005.
“Constant currency sales were a little light at 7% growth versus our expectation of 8%—however, the interest shown by surgeons at the AAOS meeting and our progress towards launching an unprecedented number of major new products throughout the second half of this year confirms our optimism,” said Ray Elliott, Zimmer Chairman, President and CEO. “We believe we have the right strategy for innovation, and our position as the low cost orthopaedic manufacturer and distributor should enable us to continue generating unmatched operating leverage and operating cash flow.”
At the 2006 AAOS meeting, Zimmer announced the launch of a number of new products the Company believes will accelerate sales growth. Included in the products which have been or are expected to be launched over the next two quarters are: Trabecular Metal™ Primary Hip Prosthesis; Trabecular Metal Acetabular Revision System; Durom® Acetabular Cup with Metasul® LDH™ Large Diameter Heads; Epoch® II Composite Hip Stem; Trilogy AB® Ceramic-on-Ceramic Acetabular System*; Zimmer® Reverse and Inverse Anatomical™ Shoulder Systems; Zimmer® Minimally Invasive Solutions™ Femoral Nailing Solutions; Zimmer NCB® Plating System; Trabecular Metal Thoracolumbar Components; and CopiOs™ Bone Void Filler Sponge.
As a result of five years of intensive research based on an analysis of 800 female femurs (thigh bones) and patellae (knee caps), the Company previously announced the planned release of the Gender Solutions™ Knee Femoral Implant*, which it believes is the first knee implant system designed specifically to address the unique anatomical needs of women. A woman’s knee anatomy is quite distinguishable from a man’s, including a difference in the ratio between the width and height of the distal (bottom of the) femur as compared to men, Q-angle (the V-shaped angle created by two lines intersecting at the patella, one through the quadriceps and the other to an outer point of the pelvis) differences due to a wider pelvis, less pronounced bony anatomy on the anterior (front) surface of their distal femur and greater ligament laxity. These differences in shape, not just size, have been incorporated into the design of Zimmer Gender Solutions implants and the development of the surgical technique.
“We believe women are a significant key to the future of orthopaedics because they represent the majority of the implant patients and because they are also typically the primary healthcare decision makers in their households,” said Elliott. “We have filed for regulatory approval of the Gender Solutions implant to address women’s specific needs and we hope to offer these products by the second half of this year. Today’s knee implants are very successful when failure is defined by a revision—but our Gender Solutions offering is designed to reduce the industry’s real instances of pain and post-surgical dissatisfaction among women.”
With the progress made in integrating Centerpulse AG and Implex Corp., the Company believes it is well-positioned to pursue additional acquisitions in the areas of biologics, dental, spine and hospital productivity consulting. The Company expects funding of acquisitions will continue to be its primary use of free cash flow.
The following table provides sales results by geographic segment and product category, as well as the percent change compared to the prior year quarter on both a reported and constant currency basis.

NET SALES — THREE MONTHS ENDED MARCH 31, 2006
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth

Geographic Segments
Americas	$516	7%	7%
Europe	228	(3)	6
Asia Pacific	116	2	10

Total	860	4	7
Product Categories
Reconstructive
Americas	418	9	8
Europe	208	(3)	6
Asia Pacific	92	2	10

Total	718	4	8

Knees
Americas	240	8	8
Europe	88	0	9
Asia Pacific	38	3	10

Total	366	5	8

Hips
Americas	142	7	7
Europe	104	(7)	1
Asia Pacific	47	(1)	8

Total	293	0	5

Extremities	19	11	13

Dental	40	21	23

Trauma	47	3	6

Spine	43	13	14

Orthopaedic Surgical Products	52	(5)	(2)
Net earnings for the quarter were $206 million on a reported basis, and were $205 million adjusted. Included in reported and adjusted earnings for the first quarter of 2006 is $13 million of after tax expense due to the January 1, 2006 adoption of SFAS 123(R), Share-Based Payment. First quarter adjusted net earnings, excluding the effect of share-based payment, were $218 million, a 17% increase over the first quarter of 2005.
Guidance
The Company is reaffirming its previous sales guidance for the second quarter and the second half of 2006. Second quarter sales are expected to increase 5% to 6% and second half sales are expected to increase 10% to 11% over prior year. First Call estimates are consistent with these growth rates.
The Company is also reaffirming its guidance for adjusted earnings per share, including the impact of SFAS 123(R), Share-Based Payment, for the first half of 2006 to be $1.63 to $1.64. The first quarter was $0.01 over the top end of the Company’s guidance range, and consequently, adjusted earnings per share for the second quarter are expected to be $0.81 to $0.82. Sales are expected to be greater in the fourth quarter than in the third as a result of continued introduction of new products throughout the year, as well as seasonality. Similar to 2005, Zimmer expects approximately 21% to 22% of full-year adjusted earnings per share in the third quarter and approximately 28% to 29% in the fourth quarter. Therefore, adjusted earnings per share are expected to be approximately $0.76 in the third quarter and approximately $1.00 in the fourth quarter. Full year 2006 adjusted earnings per share guidance is approximately $3.40, which is the midpoint of the Company’s previously provided guidance range of $3.37 to $3.43. The $3.40 is consistent with existing First Call estimates.
Conference Call
The Company will conduct its first quarter 2006 investor conference call on Thursday, April 27, 2006, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.

Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference call from April 27, 2006 to April 30, 2006. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 7685015. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.
*Releases subject to regulatory approvals
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2005 sales were approximately $3.3 billion. The Company is supported by the efforts of more than 6,700 employees worldwide.
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For more information about Zimmer and the Gender Solutions™ Knee Implant, visit www.zimmer.com
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude acquisition, integration and other expenses and inventory step-up. This press release also reflects adjusted performance measures excluding the effect of share-based payment, which is also a non-GAAP financial measure. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. The forward-looking statements include sales and diluted earnings per share guidance and other statements identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate Centerpulse AG and Implex Corp., the outcome of the Department of Justice investigation announced in March 2005, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 and 2005
(in millions, except per share amounts, unaudited)

	2006	2005	% Inc/(Dec)

Net Sales	$860.4	$828.5	4%
Cost of products sold	189.4	190.3	(1)

Gross Profit	671.0	638.2	5

Research and development	47.4	42.1	13
Selling, general and administrative	334.9	321.6	4
Acquisition, integration and other	(1.8)	16.9	(111)

Operating expenses	380.5	380.6	—

Operating Profit	290.5	257.6	13
Interest income (expense)	0.5	(7.2)	(108)

Earnings before income taxes and minority interest	291.0	250.4	16
Provision for income taxes	85.1	76.6	11
Minority interest	(0.3)	(0.2)	25

Net Earnings	$205.6	$173.6	18

Earnings Per Common Share
Basic	$0.83	$0.71	17
Diluted	$0.82	$0.70	17

Weighted Average Common Shares Outstanding
Basic	247.8	246.1
Diluted	250.1	249.2

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2006 and DECEMBER 31, 2005
(in millions)

	March 31,	December 31,
	2006	2005
	(unaudited)

Assets
Current Assets:
Cash and equivalents	$403.8	$233.2
Restricted cash	12.1	12.1
Receivables, net	592.1	524.2
Inventories, net	599.5	583.7
Other current assets	218.9	222.4

Total current assets	1,826.4	1,575.6

Property, plant and equipment, net	701.0	708.8
Goodwill	2,447.0	2,428.8
Intangible assets, net	747.3	756.6
Other assets	195.5	252.1

Total Assets	$5,917.2	$5,721.9

Liabilities and Shareholders’ Equity

Current liabilities	$569.8	$606.9
Other long-term liabilities	339.3	348.3
Long-term debt	81.5	81.6
Minority interest	2.5	2.3
Shareholders’ equity	4,924.1	4,682.8

Total Liabilities and Shareholders’ Equity	$5,917.2	$5,721.9

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 and 2005
(in millions, unaudited)

	2006	2005

Cash flows provided by (used in) operating activities
Net earnings	$205.6	$173.6
Depreciation and amortization	46.2	45.1
Share-based compensation	18.2	—
Inventory step-up	—	2.0
Income tax benefits from stock option exercises	—	24.5
Changes in operating assets and liabilities
Income taxes	26.3	4.7
Receivables	(65.9)	(53.1)
Inventories	(13.0)	(24.4)
Accounts payable and accrued expenses	(22.2)	(20.1)
Other assets and liabilities	7.5	0.2

Net cash provided by operating activities	202.7	152.5

Cash flows provided by (used in) investing activities
Additions to instruments	(32.4)	(42.6)
Additions to other property, plant and equipment	(21.5)	(18.4)
Proceeds from sale of property, plant and equipment	16.2	—
Investments in other assets	—	(9.2)

Net cash used in investing activities	(37.7)	(70.2)

Cash flows provided by (used in) financing activities
Proceeds from employee stock compensation plans	11.1	44.4
Income tax benefits from stock option exercises	1.8	—
Repurchase of common stock	(7.1)	—
Net proceeds on lines of credit	—	329.0
Payments on term loan	—	(550.0)
Debt issuance costs	—	(1.9)

Net cash provided by (used in) financing activities	5.8	(178.5)

Effect of exchange rates on cash and equivalents	(0.2)	(1.4)

Increase (decrease) in cash and equivalents	170.6	(97.6)
Cash and equivalents, beginning of period	233.2	154.6

Cash and equivalents, end of period	$403.8	$57.0

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2006 and 2005
(in millions, unaudited)

	Three Months Ended
	March 31,
	2006	2005	% Inc/(Dec)

Americas	$516.0	$480.4	7%
Europe	228.7	234.6	(3)
Asia Pacific	115.7	113.5	2

Total	$860.4	$828.5	4

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED MARCH 31, 2006 and 2005
(in millions, unaudited)

	Three Months Ended
	March 31,
	2006	2005	% Inc/(Dec)

Reconstructive	$717.9	$689.4	4%
Trauma	46.7	45.4	3
Spine	43.1	38.3	13
OSP	52.7	55.4	(5)

Total	$860.4	$828.5	4

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Three Months Ended
	March 31, 2006
			Constant
	Reported	FX	Currency
	% Growth	Impact	% Growth

Geographic Segments
Americas	7%	0%	7%
Europe	(3)	(9)	6
Asia Pacific	2	(8)	10
Total	4	(3)	7

Product Categories
Reconstructive
Americas	9	1	8
Europe	(3)	(9)	6
Asia Pacific	2	(8)	10
Total	4	(4)	8

Knees
Americas	8	0	8
Europe	0	(9)	9
Asia Pacific	3	(7)	10
Total	5	(3)	8

Hips
Americas	7	0	7
Europe	(7)	(8)	1
Asia Pacific	(1)	(9)	8
Total	0	(5)	5

Extremities	11	(2)	13

Dental	21	(2)	23

Trauma	3	(3)	6

Spine	13	(1)	14

OSP	(5)	(3)	(2)

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings, Adjusted Net Earnings and
Adjusted Net Earnings, excluding the effects of share-based payment
For the Three Months Ended March 31, 2006 and 2005
(in millions, unaudited)

	Three Months
	Ended March 31,
	2006	2005

Net Earnings	$205.6	$173.6
Acquisition, integration and other	(1.8)	16.9
Inventory step-up	—	2.0
Tax expense (benefit) of acquisition, integration and other and inventory step-up	1.2	(5.6)

Adjusted Net Earnings	205.0	186.9
Share-based payment, net of tax	12.9	—

Adjusted Net Earnings, excluding the effects of share-based payment	$217.9	$186.9

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS, Adjusted Diluted EPS and
Adjusted Diluted EPS, excluding the effects of share-based payment
For the Three Months Ended March 31, 2006 and 2005
(unaudited)

	Three Months
	Ended March 31,
	2006	2005

Diluted EPS	$0.82	$0.70
Acquisition, integration and other	(0.01)	0.06
Inventory step-up	—	0.01
Tax expense (benefit) of acquisition, integration and other and inventory step-up	0.01	(0.02)

Adjusted Diluted EPS	0.82	0.75
Share-based payment, net of tax	0.05	—

Adjusted Diluted EPS, excluding the effects of share-based payment	$0.87	$0.75

ZIMMER HOLDINGS, INC.
Reconciliation of Net Margin and Adjusted Net Margin
For the Three Months Ended March 31, 2006
(unaudited)

Three Months Ended
March 31, 2006

Net Margin	23.9%
Acquisition, integration and other, net of tax	(0.1)

Adjusted Net Margin	23.8%

ZIMMER HOLDINGS, INC.
Reconciliation of Operating Margin and Adjusted Operating Margin
For the Three Months Ended March 31, 2006
(unaudited)

Three Months Ended
March 31, 2006

Operating Margin	33.8%
Acquisition, integration and other	(0.2)

Adjusted Operating Margin	33.6%

ZIMMER HOLDINGS, INC.
Reconciliation of Gross Margin and Adjusted Gross Margin
For the Three Months Ended March 31, 2006
(unaudited)

Three Months Ended
March 31, 2006

Gross Margin	78.0%
Inventory step-up	—

Adjusted Gross Margin	78.0%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF 2006 PROJECTED DILUTED EPS
AND PROJECTED ADJUSTED DILUTED EPS
(unaudited)

Projected Three Months Ended June 30, 2006:	Low	High

Diluted EPS	$0.80	$0.81
Acquisition, integration and other, net of tax	0.01	0.01

Adjusted Diluted EPS	$0.81	$0.82

Projected Three Months Ended September 30, 2006:

Diluted EPS	$0.75
Acquisition, integration and other, net of tax	0.01

Adjusted Diluted EPS	$0.76

Projected Three Months Ended December 31, 2006:

Diluted EPS	$0.99
Acquisition, integration and other, net of tax	0.01

Adjusted Diluted EPS	$1.00

Projected Year Ended December 31, 2006:	Low	High

Diluted EPS	$3.36	$3.37
Acquisition, integration and other, net of tax	0.03	0.03

Adjusted Diluted EPS	$3.39	$3.40